UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest
event reported)  December 1, 2012

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	000-26076	52-1494660
(State of organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Hunt Valley, MD  21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K (the “Original 8-K”) of Sinclair Broadcast Group, Inc. (the “Company”) filed with the Securities and Exchange Commission on December 6, 2012.  The Original 8-K reported the Company’s completion of its acquisition of certain broadcast assets from Newport Television LLC. (“Newport”).  This Amendment provides the financial statements and pro forma financial information required under Item 9.01 of Form 8-K.  No other modification to the Original 8-K is being made by this Amendment.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired

The historical audited combined financial statements of the High Plains Broadcasting Operating Company, LLC and Newport Television LLC stations in Cincinnati, OH; Harrisburg, PA; Mobile, AL; Rochester, NY; San Antonio, TX; and Wichita, KS (the “Newport Stations”)  as of and for the year ended December 31, 2011 including the notes to such financial statements and the report of the independent auditors thereon, and the historical unaudited combined financial statements of the Newport Stations as of and for the nine months ended September 30, 2012 and 2011 as filed as Exhibit 99.1 to this Form 8-K/A.

(b) Pro forma financial information

The required unaudited pro forma financial information as of and for the nine months ended September 30, 2012 and for the year ended December 31, 2011 are furnished as Exhibit 99.2 to this Form 8-K/A.

(d) Exhibits

23.1 Consent of Grant Thornton LLP

99.1 Audited combined financial statements of the Newport Stations as of and for the year ended December 31, 2011 and the unaudited combined financial statements the Newport Stations as of and for the nine months ended September 30, 2012 and 2011.

99.2 Unaudited proforma financial information for the acquisition of the Newport Stations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

	By:	/s/ David R. Bochenek
	Name:	David R. Bochenek
	Title:	Vice President / Chief Accounting Officer

Dated: February 15, 2013